# TENANCY AGREEMENT

This Agreement is made on the 22nd day of January Twenty ~~Fifteen (2015)~~ Sixteen (2016) between

**HUDSON DEVELOPMENT PTE LTD**
3 SHENTON WAY
#16-09 SHENTON HOUSE
SINGAPORE 068805
**COMPANY REGISTRATION NO. 198702338E**

a company incorporated in Singapore (hereinafter called the "Landlord" which expression shall where the context so admits include its successors in title and permitted assigns) of the one part;

And

**QUALSTAR CORPORATION SINGAPORE PTE LTD**
10 COLLYER QUAY
OCEAN FINANCIAL CENTRE
SINGAPORE 049315
**COMPANY REGISTRATION NO. 201418887C**

a company incorporated in Singapore (hereinafter called the "Tenant" which expression shall where the context so admits shall include legal representatives or its successors in title and permitted assigns of the Tenant) of the other parts.

**WHEREBY IT IS AGREED AS FOLLOWS :**

1. In consideration of the rent, maintenance charges and Tenant's covenants and agreements hereinafter reserved and contained, the Landlord HEREBY lets and the Tenant hereby takes all the premises more particularly described in item 1 of the Schedule hereto (hereinafter called "the Premises") being part of the Building known as **Hudson TechnoCentre** (hereinafter called "the Building") for the term stated in item 3 of Schedule (hereinafter called "the Term") commencing on the date stated in item 3 of the Schedule hereto (hereinafter called the "Commencement Date"). During the Term, the Tenant shall pay to the Landlord as Gross Rent:-

   1.1. **Rent for Unit Premise**
   Monthly rent as stated in item 4 of the Schedule hereto;

   1.2. **Maintenance Charges for Unit Premise**
   Monthly Maintenance charge as stated in item 5 of the Schedule hereto (hereinafter called "maintenance charge").

2. The Tenant shall pay to the Landlord on or before the execution of this Agreement and maintain throughout the Term the deposit as stated in item 6 of the Schedule hereto, being a sum equivalent to **four (4) months' rent and maintenance charge**, which deposit is to be held by the Landlord during the continuance of this Agreement as security for the due observance and performance by the Tenant of the Tenant's covenants and obligations under this Agreement.

   2.1. The deposit shall not be deemed to be or treated as payment of the rent or maintenance charge or any part thereof and if the Tenant shall fail to observe or perform any of the covenants and obligations hereunder then the deposit or such part of it in the discretion of the Landlord as shall be required to remedy such failure shall be deducted by the Landlord and applied in satisfaction thereof and the Tenant shall not be entitled to deduct or set off against the deposit any of the rent, maintenance charge or other payment due hereunder.

   2.2. Notwithstanding anything herein contained the rights and remedies given to the Landlord hereunder shall be deemed to be cumulative remedies and shall not prejudice any right of action of the Landlord for the recovery of any rent or other sums due to the Landlord by the Tenant or any other rights remedies claims and actions which the Landlord may have against the Tenant in law or under the provisions of this Agreement.

   2.3. If any deduction shall be made by the Landlord from the deposit in accordance herewith the Tenant shall within fourteen (14) days on demand by the Landlord further deposit the amount so deducted.

   2.4. Provided that if the Tenant shall have faithfully observed and performed all its covenants and obligations hereunder the Landlord shall upon expiry of the Term and the Tenant yielding and delivering up the Premises together with the fixtures and fittings hereto, refund the deposit or any balance thereof to the Tenant free of interest.

2A. The Tenant shall be allocated **one (1) parking lot** in the Building, subject to a monthly charge of **S$100.00 per lot** (subject to applicable goods and services tax), imposed by the Landlord's appointed Car Park Management Company, M/S G. Tech Pte Ltd.

3. The Tenant hereby agrees with the Landlord as follows :-

   3.1. In addition to all sums payable by the Tenant under this Agreement, to pay all goods and services tax value added tax or consumption tax imposition duty and levy whatsoever by whatever name called (hereinafter collectively referred to as "the Taxes") which from time to time may be imposed or charged by any government statutory or tax authority on or in respect of the rent maintenance charge and all other payments under this Agreement with the exception of the deposit mentioned in Clause 2 above.

3.2. To pay the monthly rent and maintenance charge together with the Taxes on the 1st **day of each month** without any deduction or demand. The first payment or part thereof as the case may be shall be made on or before the execution of this Agreement.

3.3. At the Tenant's own expense, to apply and pay for all water, gas, electricity, telephone, telex, broad band services and any other services supplied separately to the Premises by the Public Utilities Board, Telecommunications Authority of Singapore or other appropriate authority or undertaking.

3.4. To pay on demand any increase in the property tax over and above the amount of property tax payable by the Landlord on the first assessment of the Premises whether such increase is due to an increase in the annual value of the Premises and/or an increase in the rate of property tax payable and to pay any new imposition by whatever name called (including surcharge on property tax) which may hereafter be levied on the Premises. In the event of the Premises not being separately assessed and the Building being assessed as a whole, then for the purpose of ascertaining the additional or other amount payable by the Tenant under this Clause any such increase in property tax or outgoing shall be apportioned and the Tenant shall pay such proportion thereof as the floor area of the Premises bears to the total of the rentable floor space in the Building including any floor space occupied by the Landlord.

3.5. Not to use the Premises or any part thereof other than as light industry, factory, and office use and to comply with the requirements of any planning consent in respect of such use.

3.6. Not to commence the use of the Premises for the purpose aforesaid unless and until the Tenant shall have applied for and obtained the necessary permits approvals and licences from the Competent Authority or otherwise required by any applicable laws, rules or regulations and all fees and other charges connected therewith shall have been paid by the Tenant.

3.7. Not to use the Premises or any part thereof for any unlawful or immoral purpose and not to do or permit to be done any act or thing which may become a nuisance to or give cause for reasonable complaint from the occupants of other parts of the Building or neighbouring buildings.

Landlord's Initial : ________ Tenant's Initial : ________

3.8. Not to store or keep in or about the Premises or bring in or upon the Building or the Premises or any part thereof any goods which may or are in the sole opinion of the Landlord likely in any way to cause any damage to the Premises or the Building or to any adjoining or other premises or the occupiers thereof whether by reason of their being combustible inflammable dangerous or hazardous or otherwise and if any loss or damage is caused to the Premises or to the Building or to any adjoining or other premises or to the occupiers thereof by reason thereof the Tenant shall make good all such loss or damage whether to property or to persons or otherwise and shall indemnify and keep the Landlord fully indemnified against all claims of any kind whatsoever arising by reason thereof.

3.9. Not to bring upon the Premises any heavy machinery or other plant or equipment or goods with an imposed load in excess of the following specifications :-

| | | |
|---|---|---|
| 1st Storey | : | 12.5 kn/m2 |
| 2nd Storey | : | 10.0 kn/m2 |
| 3rd to 5th Storey | : | 7.5 kn/m2 |
| 6th Storey | : | 5.0 kn/m2 |

And in no event shall any such plant or equipment or goods be of such nature or size as to cause or in the opinion of the Landlord is likely to cause any structural or other damage to the floor or walls or any other parts of the Premises or the Building. Before bringing any heavy machinery plant equipment or goods upon the Premises the Tenant shall inform the Landlord of the Tenant's intention so to do and the Landlord may direct the routing installation and location of all such machinery plant equipment or goods and the Tenant shall observe and comply with all such directions.

3.10. Not to store or permit or suffer to be stored any goods or materials in any part of the Premises or of the Building which exceed the maximum storage height requirements laid down by the Competent Authority or imposed by any applicable laws, rules or regulations.

3.11. Not to keep or store or place any goods in or upon or litter or make untidy or cause any obstruction whatsoever in or to the common areas of the Building or the passageways in the Building or in the lanes giving access thereto or on the pavement along the front of the Building or anything used in common with the Landlord and the other occupiers of the Building.

3.12. Not to hold or to permit or suffer to be held any auction at the Premises.

3.13. Not to permit or suffer anything to be done whereby the policy or policies of insurance on the Building against loss or damage by fire for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased and to repay to the Landlord all sums paid by way of an increase in premium and all expenses incurred by the Landlord in or about the renewal of such policy or policies rendered necessary by a breach or non-observance of this covenant.

3.14. Not to assign sublet or part with the possession of the Premises or any part thereof without first obtaining the prior written consent of the Landlord.

3.15. During the last three (3) months preceding the expiration of this Tenancy to permit the Landlord to affix to any part of the Premises and to retain without interference a notice that the same are to be let and to permit all persons bearing written authority from the Landlord to enter upon the Premises to inspect the same at all reasonable times of the day and by appointment.

4. The Tenant further agrees with the Landlord that the Tenant shall at all times during the continuance of this tenancy :-

4.1. Keep the interior of the Premises including the flooring and interior plaster or other surface material or rendering on the walls and ceilings and the Landlord's fixtures therein including doors, windows, wires, installations and fittings in good and tenantable repair and condition and to give immediate notice to the Landlord of any damage that may occur to the Premises and of any accident to or defects in the water pipes, telephone conduits, electrical wiring or fixtures or other facilities whatsoever provided by the Landlord.

4.2. Not to make any alterations in or additions to the Premises without the previous consent in writing of the Landlord and if the Landlord shall consent to such alterations or additions the Tenant shall obtain at its own expense all necessary planning permission and other permission necessary under the provisions of any Statute Rule Order Regulation or Bye-law applicable thereto and shall carry out such alterations or additions in accordance with the conditions thereof and upon the determination of the Term hereby created and if requested by the Landlord the Tenant shall restore the Premises to their original state and condition and if the Tenant shall fail to do so the Landlord shall attend to the following at the expense of the Tenant :-

Landlord's Initial : ________ Tenant's Initial : ________

4.2.1. The making good of any damage or disfigurement caused to walls, doors, windows or any part of the Premises;

4.2.2. The washing down of the whole of the interior of the Premises;

4.2.3. The painting with two coats of oil paint or emulsion paint or other so treated;

4.2.4. The graining and varnishing of all the internal parts previously grained and varnished;

4.2.5. The re-polishing of all the internal parts previously polished;

4.2.6. The replacing of all floor tiles which in the opinion of the Landlord are worn or damaged and in need of replacement;

4.2.7. The re-erection of all original partitions in the manner and using the materials as approved by the Landlord;

4.2.8. The removal and clearance of all waste rubbish and other unwanted material from the Premises;

The cost of doing the above works shall be paid by the Tenant subject only to the Landlord notifying the Tenant of the amount of such costs.

4.3. Without prejudice to the generality of the aforesaid clause 4.2, not to carry out within the Premises any of the following works without the prior written consent of the Landlord :-

4.3.1. Partitioning within the Premises;

4.3.2. Installation of all necessary electrical wiring conduits, fittings and fixtures;

4.3.3. All mechanical works of any kind whatsoever; and

4.3.4. Where water or gas is to be supplied to the Premises, installation of water and other pipes, apparatus, fittings fixtures and all necessary plumbing.

Landlord's Initial : ______ Tenant's Initial : ______

4.4. To use for carrying out the above installations, partitioning and other works materials of such standard as to type, quality, colour and size as the Landlord, its architects or engineers shall approve and cause such installations, partitioning and other works to be carried out in the Premises in accordance with plans and specifications that shall have received the prior written approval (such approval shall not be unreasonably withheld) of the Landlord, its architects or engineers and the relevant governmental and/or statutory authorities. Such installations, partitioning and other works shall only be effected by a licensed contractor appointed and paid by the Tenant and approved by the Landlord and in accordance with the approved plans and specifications. The Tenant shall not make any additions, alterations or renovations to the said installations, partitions and other works except with the prior approval in writing of the Landlord, such approval not to be unreasonably withheld. The fees of any architect, engineer or other consultant engaged by the Landlord for the purpose of considering, approving and supervising the plans, specifications, materials and all works carried out by the Tenant and all other costs, charges and expenses incurred by the Landlord in connection therewith shall be borne by the Tenant and paid by the Tenant to the Landlord on demand. Not to delay in carrying out and completing all or any of the installations, partitioning and other works (including installation of telephones and teleprinters) in or at the Premises, any delay whether caused by any governmental and/ or statutory authorities or otherwise, shall not be a ground for postponing the commencement of the Term of the tenancy or relieve in any way the Tenant from the performance and observance of the covenants, conditions, stipulations or agreements herein contained and on its part to be performed and observed.

4.5. To keep insured all the furniture fittings fixtures, merchandise plants and machineries in the Premises against damage or loss by fire or such other risks as may be required by the Landlord and all monies received by the Tenant on any such insurance shall be applied towards making good the loss and damage in respect of which the insurance monies are received and any such monies received by the Tenant shall be held in trust by the Tenant for the benefit of the Landlord.

4.6. At all times during the Term herein created to keep current an adequate public liability insurance policy (which shall be taken out with an insurance company approved by the Landlord) in respect of the Premises and to produce to the Landlord on demand the policy referred to above as well as the receipts for payment of premium in respect thereof.

4.7. To pay from time to time as and when required by notice in writing from the Landlord all extra premiums of insurance of the Premises and the contents thereof if any be required on account of extra risk caused by the use to which the Premises are put by the Tenant.

Landlord's Initial : ______ Tenant's Initial : ______

4.8. To permit the Landlord and its duly authorised agents with or without workmen and others at all reasonable times to enter upon the Premises and to view the condition thereof and to do such works and things as may be required for any repairs alterations or improvements to the Premises or any part or parts of the Building and forthwith to repair amend and make good in a proper and workmanlike manner any defects for which the Tenant is liable and of which written notice shall be given to the Tenant or left on the Premises and to pay the Landlord's costs of survey or otherwise in respect of the preparation of such notice and if the Tenant shall not within ten (10) days after the service of such notice proceed diligently with the execution of such repairs or works then the Landlord may enter upon the Premises and execute such repairs or works and the cost thereof shall be a debt due from the Tenant to the Landlord and recoverable forthwith as such.

4.9. To make good and sufficient provision for the safe and efficient disposal of all waste generated at the Premises including but not limited to pollutants, according to the requirements and satisfaction of the Landlord and all relevant authorities PROVIDED THAT in the event of any default by the Tenant under this covenant the Landlord shall be entitled to carry out such remedial measures as it thinks necessary and all costs and expenses so incurred shall forthwith be recoverable from the Tenant as a debt.

4.10. To take all reasonable precautions to keep the Premises free of rodents vermin insects pests birds and animals and if so required by the Landlord to engage at the cost of the Tenant, from time to time or periodically, pest exterminators approved by the Landlord.

4.11. Not to permit trade vehicles while being used for delivery and pick up of merchandise to or from the Premises to be driven parked or stopped at any place or time except at the designated loading/unloading bays and at such place or places and at such time or times as the Landlord may specifically allow.

4.12. Not to tout or permit the Tenant's servants or agents to tout or to use freelance touts in the public areas of the Building.

4.13. Not to cause any obstruction in or on the approaches private roads or passageways adjacent to or leading to the Building by leaving or parking or permitting to be left or parked any motor vehicle or other carriages belonging to or used by the Tenant or any of the Tenant's servants or agents or visitors and also to observe all regulations made by the Landlord relating to the parking of such vehicles or carriages.

Landlord's Initial : Tenant's Initial :

4.14. Not to affix or otherwise exhibit on the exterior of the Premises including common areas of passageways or the windows or any part thereof any name-plate signboard placard poster banner or advertising material or offensive publication or the like whatsoever or use the outer walls of the Premises for the purpose of any public announcement or to exhibit anywhere in the Premises or in the Building any indication of business or announcement without the prior written consent of the Landlord (such consent not to be unreasonably withheld) or anything which may contravene any statute and regulations or which may expose the Landlord to any fine or penalty by reason thereof. If the Tenant shall put up or cause to be put up any unauthorised name-plate signboard placard poster banner or advertising material or any signboard or publication not approved by the Landlord and shall fail to remove the same within 24 hours after demand by the Landlord, the Landlord shall have the right to remove or cause to be removed the same at the Tenant's expense without incurring any liability thereof.

4.15. At all times to comply with such requirements as may be imposed on the occupier of the Premises by any Ordinance or Act of Parliament now or hereafter in force and any orders, rules, regulations, requirements and notices thereunder and not commit or to permit or suffer any illegal act or omission or any infringement of any such Ordinance or Act of Parliament, order, rule, regulation, requirement or notice thereunder.

4.16. Not to do or omit or suffer to be done or omitted any act matter or thing in or on the Premises and in respect of the business, trade or industry carried out or conducted therein which shall contravene the provisions of any laws, rules and regulations now or hereafter affecting the same and at all times hereafter to indemnify and keep the Landlord fully indemnified against all actions proceedings costs expenses claims and demands in respect of any act matter or thing done or omitted to be done in contravention of the said provisions.

4.17. To comply promptly with and observe at the expense of the Tenant all notices received from any statutory, public or municipal authority with respect to the Premises (except such notices as would have been given irrespective of the Tenant's occupancy of the Premises) and forthwith give notice thereof in writing to the Landlord.

4.18. At all times during the Term to comply with such rules and regulations for the efficient management and maintenance of the Building as may be prescribed by the Landlord, or the Management Corporation or any other relevant statutory, public or municipal authorities.

Landlord's Initial : ______ Tenant's Initial : ______

4.19. At the expiration or sooner determination of the Term peaceably and quietly to yield up the Premises with all locks and keys complete (whether held by the Tenant or any of the Tenant's employees or agents irrespective of whether the same have been supplied by the Landlord) to the Landlord together with the fixtures and fittings therein in good and tenantable repair and condition (fair wear and tear excepted) in accordance with the stipulations hereinbefore contained and to make good at the expense of the Tenant any damage or defacement caused by the removal of any fittings belonging to the Tenant and if the Tenant shall fail to make good such damage or defacement the Landlord shall do so and the costs thereof shall be recoverable from the Tenant within seven (7) days of the Landlord notifying the Tenant of the amount of such costs.

5. The Landlord hereby agrees with the Tenant as follows :-

5.1.1. The Landlord shall permit the Tenant to enter upon and use the Premises rent-free for the purpose of the Tenant's fitting-out works for a period of **one (1) month from 1st March 2016 to 31st March 2016**, (hereinafter referred to as "**the fitting-out period**") which fitting-out period shall commence from the date of handover of the Premises by the Landlord to the Tenant PROVIDED ALWAYS THAT the monthly rent shall be payable upon the expiry of the fitting-out period regardless of whether the fitting-out works have been carried out or completed by the Tenant.

5.1.2. No fitting-out works shall be carried out by the Tenant unless and until the competent authorities including the Building Control Division have granted their written consent to the fitting-out plans submitted by the Tenant and the Tenant shall ensure that the fitting-out works as approved are carried out in compliance with all terms and conditions imposed by the competent authorities.

5.1.3. All fitting-out plans are subject to the Landlord's consent.

5.1.4. The Tenant shall prior to the commencement of its fitting-out works :-

5.1.4.1. Pay a refundable renovation deposit of **S$500.00** to the Landlord.

5.1.4.2. Effect and maintain at the Tenant's cost and expense an all risks and third party liability insurance policy for such amount to be approved by the Landlord covering the period between the date of commencement of the fitting-out period and the date of commencement of the Term and shall in such policy note the Landlord's interest; and

5.1.4.3. Establish an account with the Power Supply for the supply of electricity water and gas to the Premises which will be separately metered for the account of the Tenant.

5.1.5. The Tenant shall :-

5.1.5.1. Pay on written demand of the Landlord the costs of rectifying all damage to the Premises, and the Building or the neighbouring premises caused by the Tenant its invitees employees agents contractors or sub-contractors; and

5.1.5.2. Keep the Premises and the surrounding area clean and tidy and on completion of the Tenant's fitting-out works remove therefrom all waste and debris. In default thereof, the Landlord shall cause the same to be cleaned, tidied and/or removed and put right at the expense of the Tenant.

5.1.6. The Landlord its servants or agents may by prior appointment and at reasonable times during the fitting-out period enter the Premises to ensure that works are carried out by the Tenant in accordance with the approved fitting-out plans and the Tenant shall be liable to pay the costs of any architect and/or engineer employed by the Landlord to supervise the fitting-out works.

5.1.7. The Tenant shall immediately upon receiving written notice from the Landlord's architect that any of its fitting-out plans are not in accordance with the approved fitting-out plans take all necessary steps to forthwith rectify the same at the Tenant's cost and expense.

5.1.8. The Tenant shall not, whether in the course of the Tenant's fitting-out works or incidental thereto or at any time for any purpose whatsoever execute or permit to be executed any works involving the hacking or chiseling of the structural columns and/or beams of the demised premises.

5.1.9. To grant the Tenant and the Tenant's servants, agents or visitors or any occupier of the Premises the right of ingress to and egress from the Premises in over and along all the entrances, landings lifts and passage-ways leading thereto in common with the Landlord and all others so authorized by the Landlord and all other persons so entitled thereto, and to provide lift services available for use during normal office hours daily.

Landlord's Initial : ________ Tenant's Initial : ________

5.1.10. To provide electricity for the lighting of the passages, corridors, staircases, water-closets and other common parts of the Building, to provide water for the common water-closets and toilet facilities in the Building, and to grant to the Tenant and the Tenant's servants, agents or visitors or any occupier of the Premises the use of such toilet facilities in the Building as shall be designated from time to time in writing by the Landlord but such use shall be in common with the Landlord and all others so authorized by the Landlord and all other persons so entitled thereto.

5.1.11. To pay all present and future rates, taxes, assessments and outgoings imposed upon or in respect of the Building or any part thereof save and except such as are agreed to be paid by the Tenant under this Agreement.

5.1.12. To provide to the Tenant and grant the use and benefit of, the air-conditioning units and system and to maintain the air-conditioning units and system at the Landlord's expense.

5.1.13. That the Tenant duly paying the rent and maintenance charges and such other dues hereby reserved and observing and performing the several covenants and stipulations hereinbefore on the Tenant's part contained shall peaceably hold and enjoy the Premises during the Term without any disturbance by the Landlord or any person lawfully claiming under or in trust for the Landlord.

6. The Tenant shall indemnify and keep the Landlord fully indemnified from and against:-

6.1. All claims, damages, expenses and losses of any kind whatsoever which the Landlord may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence of any kind whatsoever in, upon or at the Premises or any use of the Premises or any part thereof by the Tenant, the Tenant's servants, agents or visitors or any occupier of the Premises.

Landlord's Initial : ________ Tenant's Initial : ________

6.2. All damage occasioned to the Premises or any part of the Building or any property therein or to any adjacent or neighbouring premises and/or loss of life or injury to any person caused by any act default or negligence of the Tenant, the Tenant's servants, agents or visitors or any occupier of the Premises. In particular (but without limiting the generality of the foregoing) the Tenant shall be responsible for and bear the full costs of repairs and reinstatement of all damage to the Premises and to any part or parts of the Building and/or any equipment fixtures drains wiring and piping above and below ground level where such damage is caused directly or indirectly by the acts or omissions of the Tenant's servants, agents or visitors or any occupier of the Premises and whether by storage or bringing in of goods in contravention of the provisions of this Agreement or by leakage of water or misuse waste or abuse of water gas or electricity or faulty fittings or fixtures of or in the Premises or otherwise.

7. Notwithstanding anything herein contained the Landlord shall be under no liability whatsoever and shall not be in any way responsible to the Tenant or to any servant, agent or visitor of the Tenant or any occupier of the Premises or to any other person for any injury loss or damage of any kind whatsoever which may be suffered by any person or sustained by any property in or about the Premises or otherwise in the Building howsoever occurring. In particular, (but without limiting the generality of the foregoing), the Landlord shall not be liable to the Tenant, or the Tenant's servants, agents, visitors or any occupier of the Premises, nor shall the Tenant have the right to terminate this Agreement or have any claim against the Landlord in respect of :

7.1. Any interruption in any of the services mentioned hereunder by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire, water, riot, act of God or other cause beyond the Landlord's control or by reason of mechanical or other defect or breakdown or other inclement conditions or shortage of manpower, fuel, electricity or water or by reason of any lawful dispute.

7.2. Any act, omission, default, misconduct or negligence or any supervisor, attendant security personnel or other servant or employee, independent contractor or agent of the Landlord in or about the performance or purported performance of any duty relating the provision of the said services or any of them.

7.3. Any damage, injury or loss arising out of the leakage water or electric current from the water pipes or electric wiring or cables or sprinkler system in the Building.

Landlord's Initial : Tenant's Initial :

8. PROVIDED ALWAYS and IT IS HEREBY AGREED between the parties hereto as follows :-

8.1. The Landlord will charge interest at the rate of fourteen percent (14%) per annum for late payment of all monies due under this Agreement if the said monies remain unpaid for fourteen (14) days after its due date (whether formally demanded or not).

8.2. If the rent or maintenance charges hereby reserved or any part thereof shall at any time be in arrears and unpaid for fourteen days (whether formally demanded or not) or if there shall be any breach or non-performance or non-observance of any of the covenants provisions or stipulations hereof and on the part of the Tenant to be performed or observed or if the Tenant (being an individual) shall become bankrupt or if the Tenant (being a Corporation) shall have any order made or resolution passed for its winding up or if the Tenant shall otherwise become insolvent or if a receiver shall be appointed in respect of any property or assets of the Tenant or if the Tenant shall enter into an arrangement or composition for the benefit of the Tenant's creditors or shall suffer any distress or execution to be levied on the Tenant's goods then and in any of the said cases it shall be lawful for the Landlord or any person or persons duly authorised by the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon this tenancy shall absolutely cease and determine but without prejudice to :-

8.2.1. The right of action of the Landlord in respect of unpaid rent or maintenance charges or other dues or any antecedent breach of the Tenant's covenants herein contained;

8.2.2. The Landlord's right to charge interest as aforesaid at the rate of fourteen (14%) per annum if any monies due under this Agreement remain unpaid for fourteen (14) days after its due date (whether formally demanded or not).

and the Tenant shall be liable to the Landlord for all loss and damage incurred or suffered by the Landlord by reason thereof, including all loss of rent from the date of re-entry to the date the Landlord re-lets the Premises and if the Landlord re-lets the Premises at a lower rent than the monthly rent, the Tenant shall continue to be liable for the difference between such lower rent and the monthly rent payable under this Agreement, from the date of the re-letting until the date of expiry of the Term provided in this Agreement.

Landlord's Initial : ______ Tenant's Initial : ______

8.3. If the Premises or any part thereof shall at any time during the Term be destroyed or damaged by tempest storm earthquake lightning or any other act of God or any cause not attributable to the neglect or default of the Tenant or its employees servants agents invitees visitors licensees or independent contractors so as to become substantially unfit for habitation and use then the rent or a fair proportion thereof as determined by the Landlord according to the nature and extent of the damage sustained be suspended until the Premises shall again be rendered reasonably fit for habitation and use PROVIDED Always that in the event the demised premises shall be so destroyed or damaged the Landlord may in its absolute discretion (but without any obligation to do so) by notice in writing determine this Agreement without prejudice to any right of action which the Landlord may have against the Tenant in respect of any antecedent breach of this Agreement by the Tenant.

8.4. The Landlord will on the written request of the Tenant made not less than three (3) months before the expiration of the tenancy hereby created and if there shall not at the time of such request be any existing breach or non-observance of any of the conditions stipulations and covenants on the part of the Tenant hereinbefore contained at the expense of the Tenant grant to the Tenant a tenancy of the Premises for a further Term of **one (1) year** with effect from the expiry of the tenancy hereby created upon and subject to the same terms and conditions herein contained save and except that :-

8.4.1. The rent and/or maintenance charges shall be revised in accordance with the prevailing market conditions as agreed to by both parties;

8.4.2. Within two (2) weeks of the receipt of the Landlord's notification of the revised rent, the Tenant shall in writing inform the Landlord of the Tenant's acceptance or non-acceptance of the revised rent. In the event that the revised rent is not acceptable to the Tenant and/or if the Tenant shall fail to sign the tenancy Agreement for the renewed term within the date stipulated in the Landlord's notice then this option shall lapse and the Landlord shall be free of all obligations whatsoever to grant to the Tenant the further tenancy Term;

8.4.3. The provisions of Clause 8.4 hereof shall be omitted from such further lease.

Landlord's Initial : Tenant's Initial :

8.5. No knowledge or acquiescence consent condoning indulgence or excusing by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant's covenants and obligations hereunder shall operate as or be deemed to be a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default breach and no waiver by the Landlord shall be inferred from or implied by anything done or admitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall be applicable only for the particular matter to which in relates and shall in no way operate as a waiver or release of any of the provisions hereof.

8.6. Any notice under this Agreement shall be in writing. Any notice to the Tenant shall be sufficiently served if left addressed to the Tenant on the said Premises or sent to the Tenant by registered post or left at the Tenant's last known address at Singapore and any notice to the Landlord shall be sufficiently served if sent by registered post to the Landlord's registered address.

8.7. The Tenant shall pay all costs disbursements fees and charges legal or otherwise including stamp fees in connection with the preparation stamping and issue of this Agreement and any prior accompanying or future documents or deeds supplementary collateral or in any way relating to this Agreement.

8.8. The Tenant shall indemnify all costs and fees legal or otherwise including cost as between solicitor and client as may be incurred by the Landlord in connection with the enforcement of the covenants and conditions of this Agreement.

8.9. In this Tenancy where the context permits words in the singular shall include the plural or vice versa and words importing the masculine gender shall include the feminine and the neutral.

8.10. This Agreement shall be governed by and construed in all respects in accordance with the laws of the Republic of Singapore.

8.11. A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act to enforce any of its terms.

Landlord's Initial : ________ Tenant's Initial : ________

AN WITNESS the hands of the parties hereto.

SIGNED by **SIM THIAN CHYE** )
) **Hudson Development Pte Ltd**
for and on behalf of )
**HUDSON DEVELOPMENT PTE LTD** )

Hudson Development Pte Ltd

Company Stamp & Signatures
of Authorised Signatory

In the presence of:-

Witness's Signatory
Name : ~~Ang Kwee Cheng~~
Evelyn Teo Yoke Kwan

SIGNED by )
for and on behalf of )
**QUALSTAR CORPORATION** )
**SINGAPORE PTE LTD** )

Company Stamp & Signatures
of Authorised Signatory

In the presence of:-

, NOTARY PUBLIC
Witness's Signatory
Name : DALE P. SMITH

Landlord's Initial : Tenant's Initial :

## THE SCHEDULE ABOVE REFERRED TO

### 1. THE PREMISES

All those premises, being the area edged yellow on the plan annexed hereto and numbered as **Unit #03-09** containing an approximately area of **1,359 square feet** or thereabouts of which premises are on the 3rd storey of the building known as **Hudson TechnoCentre**, 16 New Industrial Road, Singapore 536204.

### 2. DATE OF POSSESSION

1st March 2016.

### 3. TENURE OF TENANCY

Term of **two (2) years** commencing on **1st April 2016** and expiring on **31st March 2018**.

### 4. RENT FOR UNIT PREMISE

**S$2,320.50** per month as provided in Clause 1.1 of this Tenancy Agreement.

### 5. MAINTENANCE CHARGES FOR UNIT PREMISE

**S$679.50** per month as provided in Clause 1.2 of this Tenancy Agreement.

### 6. DEPOSIT

A sum of **S$12,000.00** equivalent to **4 months of the gross rent** and subject to adjustment as provided in Clause 2 of this Tenancy Agreement.

### 7. PERMITTED USE

Business-1 / Light industry, factory and office use.

### 8. NAME AND STYLE

**Qualstar Corporation Singapore Pte Ltd.**

Landlord's Initial : ____ Tenant's Initial : ____

**CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT** **CIVIL CODE § 1189**

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California )
County of Los Angeles )

On January 14, 2016 before me, Dale P. Smith, Notary Public
Date — Here Insert Name and Title of the Officer

personally appeared Steven N. Bronson
*Name(s) of Signer(s)*

who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/~~her/their~~ authorized capacity~~(ies)~~, and that by his/~~her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

DALE P. SMITH
Commission # 2044160
Notary Public - California
Los Angeles County
My Comm. Expires Nov 1, 2017

Signature [signature]
*Signature of Notary Public*

*Place Notary Seal Above*

**OPTIONAL**

*Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.*

**Description of Attached Document**

Title or Type of Document: Lease Agreement Document Date: ______
Number of Pages: ______ Signer(s) Other Than Named Above: ______

**Capacity(ies) Claimed by Signer(s)**

| Signer 1 | Signer 2 |
|---|---|
| Signer's Name: Steven N. Bronson | Signer's Name: ______ |
| ☑ Corporate Officer — Title(s): CEO | ☐ Corporate Officer — Title(s): ______ |
| ☐ Partner — ☐ Limited ☐ General | ☐ Partner — ☐ Limited ☐ General |
| ☐ Individual ☐ Attorney in Fact | ☐ Individual ☐ Attorney in Fact |
| ☐ Trustee ☐ Guardian or Conservator | ☐ Trustee ☐ Guardian or Conservator |
| ☐ Other: ______ | ☐ Other: ______ |
| Signer Is Representing: Qualstar Corp. Singapore PTE LTD | Signer Is Representing: ______ |

# LEASE PROPOSAL

**(SUBJECT TO CONTRACT)**

**Leasing Of Business One-Light Industrial Space**
**Inside Hudson TechnoCentre**
**@ 16 New Industrial Road Singapore 536204**

Thank you for your interest in to lease from us for Business-1 Light industrial /office use inside our industrial building at the abovementioned address. We are pleased to forward herewith our Lease Proposal for your consideration and acceptance.

| | |
|---|---|
| Name Of Company | Qualstar Corporation Singapore Pte Ltd |
| Contact Person | Mr Steven Nathan Bronson |
| Unit Nos. | #03-09 |
| Tenure of Tenancy | Two (2) years with an option to extend the existing tenancy for a further one (1) year |
| Total Lettable Floor Area | Approximately 1,359 sq ft |
| Monthly Rental Charges | S$3,000.00 before applicable GST, payable in advance |
| Rental Rate | Approx S$2.20 p.s.f inclusive of maintenance fee & before applicable GST |
| Lease Commencement Date | 01st April 2016 |
| Lease Expiry Date | 31st March 2018 |
| Rent-Free Period | 01/03/2016 to 31/03/2016 |
| Security Deposit | A sum equivalent to four (4) months of the gross rental (S$12,000/-) will be paid to us as security deposit |
| Stamp Duty | S$288/- to be payable by tenant |
| Administrative Charges | Tenant shall pay an administrative fee of S$100/- (inclusive of GST) to HS Property Management Pte Ltd for service rendering to this tenancy |
| Allocation of Car Park Lot/s | In accordance to the total lettable floor area, tenant is officially allocated with one (1) season car park lot at S$100 per lot per month (subject to applicable GST and any future revision on the parking tariffs) |
| Validity Of Proposal | 24th December 2015 |

Proposed By Landlord

Evelyn Teo
for Hudson Development Pte Ltd
Date 23rd December 2015

Agreed By Tenant

Steven N. Bronson

Name & Signature
for Qualstar Corporation Singapore Pte Ltd
Date

**Note:**

**Please complete this "Lease Proposal" form to acknowledge that you have read through and agreed & accepted all the terms & conditions as mentioned above and submit the completed form to the management office located at 34 New Industrial Road, Hudson Industrial Building #01-02, Singapore 536203 or simply fax to us at 6281 4617 (management office) in order for us to proceed with the preparation of Letter Of Confirmation Of Lease & Tenancy Agreement for your acceptance & endorsement.**